EXHIBIT 8.1

                                                           June 6, 2005

Gracechurch Card Funding (No. 8) PLC
1 Churchill Place
London E14 5HP
United Kingdom

OPINION OF CLIFFORD CHANCE RE: U.S. TAX MATTERS
Gracechurch Card Funding (No. 8) PLC

Ladies and Gentlemen:

We have acted as U.S. tax counsel for Gracechurch Card Funding (No. 8) PLC, a public limited company incorporated in England and Wales (the "ISSUER"), in connection with the preparation of the Registration Statement on Form F-1 (Registration No. 333-125212-02) (the "REGISTRATION STATEMENT"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), for the registration under the Act of Class A1, Class A2, Class B and Class C notes (the "NOTES") representing non-recourse asset backed obligations of the Issuer. The Notes are to be issued pursuant to a trust deed, governed by English law (the "TRUST DEED") between the Issuer and the Bank of New York acting through its London branch, as trustee, substantially in the form filed as exhibit 4.4 to the Registration Statement.

In our examination of the Registration Statement, the Trust Deed, and such other documents as we have deemed necessary to render the opinion set forth herein (the "DOCUMENTS"), we have assumed, with your consent, that (i) all Documents reviewed by us are original documents, or true and accurate copies of original Documents, and have not been subsequently amended, (ii) all representations and statements set forth in such Documents are true and correct, (iii) all obligations imposed by any such Documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, and (iv) the Notes conform and will conform to the specimens examined by us.

We hereby confirm that the statements set forth in the prospectus relating to the Notes (the "PROSPECTUS") forming a part of the Registration Statement under the headings "Prospectus Summary: United States Federal Income Tax Status" and "Material United States Federal Income Tax Considerations", to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects. We further hereby confirm and adopt the opinions as to the material U.S. federal tax consequences of the purchase, ownership and disposition of the Notes set forth in the Prospectus under the heading "Material

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United States Federal Income Tax Considerations". The statements concerning
U.S. federal income tax consequences contained in the prospectus do not purport to discuss all possible U.S. federal income tax ramifications of the proposed issuance.

The opinion stated above represent our conclusions as to the application of the federal income tax laws of the United States of America existing as of the date of this letter in connection with the transactions contemplated in the Documents, and we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinion. In addition, there can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service, or that a court considering the issues would not hold contrary to such opinion.

The opinion set forth in this letter (i) is limited to those matters expressly covered and no opinion is to be implied in respect of any other matter; (ii) is as of the date hereof; and (iii) is rendered by us solely for your benefit and may not be relied upon by any person or entity other than you without our express consent. We undertake no obligation to update this opinion in the event that there is either a change in the legal authorities, facts or documents on which this opinion is based or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Clifford Chance US LLP under the captions "Legal Matters", "Prospectus Summary: United States Federal Income Tax Status" and "Material United States Federal Income Tax Considerations" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Respectfully submitted,

CLIFFORD CHANCE US LLP

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